As filed with the Securities and Exchange Commission on October 17, 2000
                                                Registration No. 333-40790

               U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.

                              FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          (Amendment No. 3)

                    NEW PARADIGM PRODUCTIONS, INC.
            (Name of small business issuer in its charter)

        Nevada                                                 87-0640467
(State or other jurisdiction of (Primary Standard Industrial (I.R.S.Employer incorporation or organization) Classification Code Number) Identification No.)


          1393 Luckspring Drive, Salt Lake City, Utah 84016
                            (801) 466-9096
(Address & telephone number of principal executive offices & place of business)


                            Jody St. Clair
          1393 Luckspring Drive, Salt Lake City, Utah 84016
                            (801) 466-9096
      (Name, address and telephone number of agent for service)


                              Copies to:
                   Thomas G. Kimble & Van L. Butler
                    THOMAS G. KIMBLE & ASSOCIATES
                     311 South State Street, #440
                      Salt Lake City, Utah 84111
                            (801) 531-0066


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                   CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount to be Proposed Maximum    Proposed Maximum Amount
of Securities to be  Registered   Offering Price/Unit Aggregate Price  of fee
Registered

Common stock $.001    100,000         $ 1.00             $ 100,000     $26.40
par value,
     TOTALS                                                             26.40


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                            100,000 SHARES
                    NEW PARADIGM PRODUCTIONS, INC.
                             COMMON STOCK

     New Paradigm Productions, Inc., is offering, on a "best efforts minimum/maximum" basis, up to 100,000 shares of $.001 par value common stock, at a price of $1.00 per share, to be sold without any underwriting discounts, commissions or other underwriting arrangements. Prior to this offering, there has been no public market for the common stock. The common stock is not listed on any national securities exchange or the Nasdaq Stock Market.


INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      Price to      Commissions &   Proceeds to New
                      Public(1)(3)  Discounts(1)(2) Paradigm(2)(3)


Per Share             $1.00         $.00          $1.00

Total Minimum         $ 50,000      $.00          $ 50,000

Total Maximum         $100,000      $.00          $100,000

1 We offer the securities for cash, payable when you subscribe. We will manage the offering and sell the shares without any discounts or other commissions.

2 Proceeds to New Paradigm are shown before deducting offering expenses payable by us estimated at $15,000 for legal and accounting fees and printing costs.

3 We will promptly deposit proceeds into an escrow account until we receive subscriptions for at least 50,000 shares. If we do not receive at least $50,000 in subscriptions within 120 days from the date of this prospectus, or 150 days if we extend the offering period for 30 additional days, we will promptly refund all proceeds, without interest or deduction, to subscribers. You will have no right to return or use of your funds during the offering period, which may last up to 150 days.

      The date of this prospectus is                     , 2000

     Table of contents                                            Page

Prospectus summary . . . . . . . . . . . . . . . . . . . . . . . . . 3

Risk factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Comparative data . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Use of proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Market information & dividend policy . . . . . . . . . . . . . . . . 9

Management's discussion and analysis . . . . . . . . . . . . . . . . 9

Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

Available information. . . . . . . . . . . . . . . . . . . . . . . .13

Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

Principal shareholders . . . . . . . . . . . . . . . . . . . . . . .15

Certain transactions . . . . . . . . . . . . . . . . . . . . . . . .16

Description of securities. . . . . . . . . . . . . . . . . . . . . .17

Shares eligible for future sale. . . . . . . . . . . . . . . . . . .18

Plan of distribution . . . . . . . . . . . . . . . . . . . . . . . .19

Legal matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .21

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21

Financial statements . . . . . . . . . . . . . . . . . . . . . . . F-1

                          PROSPECTUS SUMMARY

       New Paradigm Productions, Inc. intends to produce and market compact discs, cassette and video tapes, and books with a basic theme of self improvement. The initial product will be meditation enhancing music. Our address is 1393 Luckspring Drive, Salt Lake City, Utah 84016. The telephone number is (801) 466-9096.

                              THE OFFERING

  Securities         100,000 shares of our common stock.
  offered

  Offering Prices    $1.00 per share, payable in cash when
                     you subscribe.

  Plan of DistributionWe will manage the offering and sell
                     the shares without any
                     discounts or other commissions.
                     Offering proceeds will be
                     held in escrow pending completion or
                     termination of the
                     offering.  The offering will terminate
                     120 days from the date
                     of this prospectus (or 150 days if
                     extended by us for an
                     additional 30 days). Funds held in
                     escrow will be returned to
                     subscribers, usually within 10 business
                     days (to allow for clearance
                     of funds), without interest
                     or any deduction, unless the offering
                     is completed on or
                     before that date upon receipt of
                     subscriptions for at least the
                     minimum offering amount ($50,000).

  Use of Proceeds    We could receive as much as $100,000
                     from sale of the
                     common stock, if all 100,000 shares are
                     sold.  Proceeds will
                     be used for advertising and marketing,
                     production of
                     compact discs and merchandise, purchase
                     of equipment, and
                     to provide additional working capital.

  Escrow Agent       Brighton Bank, 311 South State Street,
                     Salt Lake City, Utah
                     84111 will serve as escrow agent for
                     receipt of the proceeds
                     from this offering.

  Transfer Agent     Interwest Transfer Company, Inc., 1981
                     East 4800 South,
                     Suite 100, Salt Lake City, Utah 84117,
                     (801) 272-9294,
                     serves as transfer agent and registrar
                     for the securities.

  Securities OutstandingWe are authorized to issue up to
                     24,000,000 shares of
                     common stock and presently have
                     1,000,000 shares of
                     common stock issued and outstanding.

                             RISK FACTORS

     You should not purchase these securities if you cannot afford to risk the loss of your entire investment. The securities involve a high degree of risk. You should carefully consider the following risk factors and all other information in this prospectus before investing. You should not place undue reliance on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. In this prospectus the words "anticipates","believes", "plans", "expects", "future", "intends" and similar expressions are used to identify these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks we face as described in "Risk Factors" and elsewhere in this prospectus.

     WE DO NOT KNOW WHEN, IF EVER, THE BUSINESS MAY BECOME PROFITABLE. We were only recently incorporated on October 1, 1999, and do not have any history of operations. We have incurred net losses since inception and had an accumulated deficit of $23,326 at June 30, 2000. We have not been successful in establishing profitable operations. We may experience continued losses and may not ever become profitable in the future.

     YOU RISK THE LOSS OF YOUR ENTIRE INVESTMENT IF WE ARE NOT ABLE TO CONTINUE AS A GOING CONCERN. The independent auditors have expressed substantial doubt about our ability to continue as a going concern. Their report includes a going concern qualification because the financial statements do not include any adjustments that might result from the outcome of the uncertainties which arise from the net losses and accumulated deficit.

     THE AMOUNT OF CAPITAL CURRENTLY AVAILABLE TO US IS VERY LIMITED AND MAY NOT ENABLE US TO DEVELOP AND EXPAND OUR BUSINESS AND GENERATE A PROFIT. Our existing working capital is not sufficient to allow us to execute our business plan. We are dependent upon receipt of the proceeds of this offering to provide the capital necessary to develop and expand our proposed business. If proceeds from this offering and our existing capital are not sufficient to enable us to develop and expand our business and generate a profit, we may need additional financing. We have no commitments or arrangements for financing from commercial lenders or other sources.

     SUBSCRIBERS RISK LOSS OF USE OF FUNDS SUBSCRIBED, WITH NO RETURN DURING THE OFFERING PERIOD, AND NO ASSURANCE OF RECEIVING ANY INVESTMENT IN NEW PARADIGM. You are not assured that all or any shares will be sold. Shares are offered on a "best efforts, minimum-maximum basis". There is no underwriter and no firm commitment from anyone, including affiliates, to purchase all or any of the shares offered. If subscriptions for a minimum of 50,000 shares are not received within the offering period, which could last up to 150 days, escrow provisions require that all funds received be promptly refunded. If refunded, subscribers will receive no interest on their funds. During the offering period, they will not have any use or right to return of the funds. Current shareholders may, but have made no commitment, nor indicated they intend to, purchase shares in the offering. Any purchases by affiliates will be made for investment purposes only and not for resale, but may be made in order to reach the minimum offering amount.

     INVESTORS WILL NOT HAVE THE BENEFIT OF ASSURANCES THAT AN UNDERWRITER'S INDEPENDENT DUE DILIGENCE REVIEW PROVIDES. Because we have not engaged the services of an underwriter, the independent due diligence review ordinarily performed by an underwriter and its legal counsel, has not been performed in this offering. Investors will not have the assurance that an independent due diligence review provides of the adequacy or accuracy of the information in this prospectus about New Paradigm, its affairs and financial condition.

     WE WOULD NOT BE ABLE TO CONTINUE OUR PROPOSED BUSINESS WITHOUT THE SERVICES OF THE INDIVIDUAL WHO COMPRISES CURRENT MANAGEMENT. We are dependent in the conduct of our proposed business upon the knowledge and experience of this person. There are no other officers or directors. We have no employment agreement and are not assured that the services of the officer will continue to be available for any specified length of time.

     YOU ARE NOT ASSURED YOU WILL BE ABLE TO SELL YOUR COMMON STOCK IN THE FUTURE AT A PRICE WHICH EQUALS OR EXCEEDS THE OFFERING PRICE. The offering price of the shares was arbitrarily determined by us and set at a level substantially in excess of prices recently paid for securities of the same class. The price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities.

     YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT READILY OR AT ALL WHEN YOU NEED OR DESIRE TO SELL. There has been no active public trading market for our common stock. You are not assured that an active trading market will ever develop. If a market does develop, we cannot guarantee that it will continue. We intend to apply to have our stock quoted on the OTC Bulletin Board; however, we cannot guarantee that we will meet the eligibility criteria for quotation. As a result, an investment in our common stock is and may remain totally illiquid.

     OUR COMMON STOCK IS CONSIDERED A LOW PRICED SECURITY UNDER RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. THE LIKELY EFFECT OF DESIGNATION AS A LOW PRICED SECURITY IS TO DECREASE THE WILLINGNESS OF BROKER-DEALERS TO MAKE A MARKET FOR THE STOCK, TO DECREASE THE LIQUIDITY OF THE STOCK AND INCREASE THE TRANSACTION COST OF SALES AND PURCHASES OF THESE STOCKS COMPARED TO OTHER SECURITIES. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers' duties, customers' rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer.

     INVESTORS IN THIS OFFERING WILL OWN LESS THAN 10% AND WILL HAVE NO ABILITY TO REMOVE, CONTROL OR DIRECT MANAGEMENT. Our stock ownership is concentrated in a small number of current stockholders. Present shareholders will still own a majority of the outstanding securities upon completion of this offering. The two largest shareholders, if acting together, will have absolute voting control.

                               DILUTION

     You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase. The exact amount of dilution will vary depending upon the number of shares that are sold.

     Dilution is the difference between the offering price of $1.00 per share, and the net tangible book value per share of common stock immediately after its purchase. Net tangible book value per share is calculated by subtracting total liabilities from total assets less intangible assets, and then dividing by the number of shares of common stock then outstanding. Based on the June 30, 2000, financial statements, net tangible book value was $11,674 or about $.01 per common share. Before sale of any shares, 1,000,000 shares of common stock are outstanding.

     If all shares get sold, which is not assured or likely, 1,100,000 shares of common stock will then be outstanding. The estimated pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of the additional shares of common stock, but does not take into consideration any other changes in net tangible book value after June 30, 2000, would then be $96,674 or about $.09 per share. This would result in dilution to investors in this offering of $.91 per share, or 91% of the public offering price of $1.00 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.01 before the offering to $.09 after the offering, or an increase of $.08 per share due to sale of the shares.

     If only the minimum number of shares get sold, 1,050,000 shares of common stock will then be outstanding. The post offering pro forma net tangible book value will be $46,674 or approximately $.04 per share. This would result in dilution to investors in this offering of $.96 per share, or 96% from the public offering price of $1.00 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.01 prior to the offering to $.04 after the offering, or an increase of $.03 per share attributable to the purchase of the shares by investors in this offering.

     The following table shows the estimated net tangible book value per share before and after sale of the shares and dilution to persons purchasing the common stock, assuming only the minimum number of shares get sold, then alternatively assuming all the shares get sold.

Sale of:                                      Minimum        Maximum

Offering price/share                                 $1.00          $1.00

Net tangible book value per share before sale $.01           $.01

Change due to investors in this offering       .03            .08

Pro forma after sale                                   .04            .09

Dilution                                             $ .96          $ .91


     Dilution will range somewhere in between these amounts if more than the minimum but less than all shares get sold.

                           COMPARATIVE DATA

     The following chart shows prices paid for, and proportionate ownership in New Paradigm represented by, common stock purchased since inception by initial shareholders and other present shareholders, compared to the price that will be paid and proportionate ownership represented by common stock that will be acquired by investors in this offering, under alternative minimum and maximum offering assumptions.

MINIMUM OFFERING  Shares    PercentCash Paid Percent Avg
                  Owned                              Price/share

  Present         1,000,000 95%    $ 40,000  44%     $0.04
Shareholders

  New Investors   50,000    5%     $ 50,000  56%     $1.00


MAXIMUM OFFERING  Shares    PercentCash Paid Percent Avg
                  Owned                              Price/share

  Present         1,000,000 91%    $ 40,000  29%     $0.04
Shareholders

  New Investors   100,000   9%     $100,000  71%     $1.00

                           USE OF PROCEEDS

     The net proceeds from the sale of the shares of common stock at the offering price of $1.00 per share will vary depending upon the total number of shares sold. We do not know if all or any shares will be sold. If all shares get sold, which is not assured, we would receive gross proceeds of $100,000. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $15,000 for legal, accounting, printing and other costs in connection with the offering. The following table shows gross and net proceeds under the minimum and maximum offering, and management's present estimate of how net proceeds are expected to be used. Actual receipts and expenditures may vary from these estimates. Until needed, we may invest the net proceeds in investment-grade, short-term, interest bearing securities.

                                               Minimum   Maximum
                                                Offering  Offering


Gross Proceeds                                 $ 50,000  $100,000

     Offering Expenses                           15,000    15,000

NET OFFERING PROCEEDS                          $ 35,000  $ 85,000

Purchase of equipment (1)                      $  5,000  $ 10,000

Production of compact discs (2)                   5,000    15,000

Advertising and Marketing (3)                    10,000    32,000

Management Compensation (4)                      12,000    24,000

Initial Operating Expenses & Working Capital (5)  3,000     4,000

TOTAL                                          $ 35,000  $ 85,000

1) New Paradigm intends to use a portion of the proceeds of this offering to purchase computer and recording equipment that will enable it to handle recording, editing and other production on a limited basis in house. Larger scale reproduction requirements will still be sent to professional production establishments on a contracted basis. The amounts shown is our estimate of the cost of a computer system, recording software and sound equipment.
2) New Paradigm intends to use a portion of the proceeds of this offering for the initial production run of approximately 1000 to 3000 copies of the first series of compact discs. The amount shown is our estimate of production costs to produce music for sale on a retail or wholesale basis.
3) A large portion of the proceeds will be for advertising and marketing. In addition to the planned advertisements in the next few months, we also intend to set up a Web site for customers to view, listen to and purchase the various products via the internet. We plan to also market other products which will include meditation art and compact discs with pre-recorded music purchased from distributors at wholesale, for retail sale on our Web site.
4) Management intends to be compensated with a salary of two thousand dollars per month, to be paid from proceeds for a period of six to twelve months during the start up period of operations until the business is able to generate revenues from operations to cover expenses.

5) We plan to use a portion of the proceeds to provide general working capital to meet other operating expenses during the start up period of operations and the business is able to generate revenues from operations to cover expenses. These expenses include general and administrative expenses and all other expenses not categorized above.

                 MARKET INFORMATION & DIVIDEND POLICY

     Prior to this offering, there has been no public market for the common stock. Our common stock has not been quoted and is not listed on any national securities exchange or the Nasdaq Stock Market, and has not been traded in the over-the-counter market. No shares are subject to outstanding options or warrants to purchase, nor are there any outstanding securities convertible into common equity. As of June 6, 2000, there were about 60 record holders of our common stock.

     Our common stock is considered a low priced security under rules promulgated by the Securities and Exchange Commission. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers' duties, customers' rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

DIVIDEND POLICY

     New Paradigm has not previously paid any cash dividends on common stock and does not anticipate or contemplate paying dividends on common stock in the foreseeable future. Our present intention is to utilize all available funds to develop and expand our business. The only restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by law. Under Nevada corporate law, a corporation may declare and pay dividends only out of its surplus, as defined, or if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with our financial statements and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed in this prospectus will necessarily continue into the future or that any conclusion reached in this prospectus will necessarily be indicative of actual operating results in the future. The discussion represents only the best present assessment of management.

PLAN OF OPERATIONS.

     New Paradigm was only recently incorporated on October 1, 1999, is a small start up company that only recently commenced active business operations, has not yet generated any revenues from operation and is considered a development stage company. Management's plan of operation for the next twelve months is first to raise funds from this offering. If the offering is successful, management intends to use any funds generated from sale of shares in this offering to provide initial working capital for the operation of the proposed business. New Paradigm will use the proceeds of this offering to purchase computer and recording equipment that will enable it to handle recording, editing and other production on a limited basis in house; for the initial production run of approximately 1000 to 3000 copies of the first series of compact discs; for advertising and marketing; and to provide general working capital to meet other operating expenses during the start up period of operations until New Paradigm is able to generate revenues from operations to cover expenses. We have not determined how long existing capital can satisfy any cash requirements, but if the offering is successfully completed and raises at least the minimum offering amount, we do not presently anticipate that we will have to raise additional funds within the next twelve months. Instead, if less than the entire offering amount is raised, New Paradigm will reduce the initial production run of the first series of compact discs, reduce the advertising and marketing budget, and reduce the amount of computer and recording equipment purchased initially, which will limit the extent it can handle recording, editing and other production on an in house basis.

     New Paradigm was formed to produce and market compact discs, cassette and video tapes, and books with a basic theme of self improvement. The initial product will be meditation enhancing music. New Paradigm is dependent upon the successful completion of this offering and receipt of the proceeds therefrom, of which there is no assurance, for the ability to fully commence its intended business operations. In the event the proposed business is unsuccessful, there is no assurance New Paradigm could successfully become involved in any other business venture. New Paradigm presently has no plans, commitments or arrangements with respect to any other proposed business venture.

                               BUSINESS

HISTORY AND DEVELOPMENT OF NEW PARADIGM

     New Paradigm Productions, Inc., a development stage company, was incorporated under the laws of the State of Nevada on October 1, 1999. In connection with its organization, the founders of New Paradigm contributed $5,000 cash to initially capitalize it in exchange for 900,000 shares of Common Stock.

     On January 1, 2000, New Paradigm commenced an offering in reliance upon Rule 506 of Regulation D, promulgated by the U.S. Securities & Exchange Commission under the Securities Act of 1933. 100,000 shares of common stock were offered and sold at $.35 per share. The offering closed in March, 2000, and raised gross proceeds of $35,000. This increased the total issued and outstanding common stock to 1,000,000 shares.

PROPOSED BUSINESS OF NEW PARADIGM

     New Paradigm Productions Incorporated is a company formed to produce and market meditation music and supplies. New Paradigm plans to record, edit, and reproduce music for meditation. Using voice instrumentation, synthesizer and high-tech software, New Paradigm will attempt to create uniquely soothing music which will encourage a tranquil, uplifting meditative experience for the listener. Rather than a compilation of different songs, the musical experience created by New Paradigm Productions will be continuous, without interruptions, so the listener is allowed the fullest benefit of their meditation time, bodywork session, etc.

     Products management plans to create will include meditation enhancing "music" or sounds using voice, drums, brass gongs and/or crystal toning bowls. The primary intention is to produce and sell meditation music written and recorded by management. At this time, New Paradigm does not have any licensing agreements to purchase music from other artists nor are there any plans to do so. Any royalties on music produced by management would be paid only to artists involved in recording; for instance, vocal artists. In these instances New Paradigm may agree to pay recording artists total royalties of fifteen percent of the gross sales. If New Paradigm sells on a retail basis music produced by others, no agreements will be needed as New Paradigm will purchase compact discs or other recordings of the music at wholesale cost from a distributor.

     Different combinations of sounds will be recorded to create a meditative musical experience. The first disc planned will be of the "OM". Om is the most sacred word in the ancient Sanskrit language of India, which is used as a symbol for the traditional sound of the meditation mantra, or sacred formula, that is sung or chanted to still the mind. Though its origin is Eastern, where it is believed Om is the original sound of the Universe, it has become a universal mantra for meditation invoking inner peace and heightened awareness to the meditator.

     A combination of voices making the Om sound creates a symphonic sound believed to be conducive to meditating. Additionally, the listener may "tone" along with the music and find a simple, yet effective meditative experience. The peaceful sound will also enhance any type of therapy treatment session (massage, yoga, etc.). On successive compact discs, soothing sounds will be created using Native American type drums, brass gongs or crystal bowls enhanced with other musical instruments and vocals. Drums, gongs and toning bowls have been utilized for thousands of years in ancient cultures for meditation and healing work. Each compact disc produced will have a different "flavor" with the same intention; creating a relaxed and rejuvenating state of mind, body and spirit. Specific sound frequencies produce a deep meditative state, relax the physical body, and promote a heightened state of awareness. With the benefit of research and technology, the music created will be blended to produce the opportune state of awareness for the listener.

     The basic theme of the items produced and marketed by New Paradigm will be personal growth through holistic health practices like meditation. In addition to compact discs, New Paradigm will have for purchase items that will promote compact disc sales. New Paradigm has no contractual commitments but will purchase items for retail sale on a per piece basis. Holistic health practitioners, meditators and healers use pictures, statues, candles, etc. to enhance their environment for the purpose of inducing a desired state of mind. New Paradigm plans to acquire merchandise appropriate to this purpose for retail sale. The holistic health/Natural healing community includes an endless list of potential buyers of New Paradigm's music and products. Professionals in the massage therapy industry, yoga teachers, Tai Chi instructors, hypnotherapists, health spas, retreat centers, oriental medicine therapists, counselors and ministers all use soothing music to benefit their clients well-being.

     The target market will primarily be the "new age" consumer market. The term "new age" refers to a contemporary cultural movement characterized by a concern for spiritual consciousness or awareness believed to be heightened through meditation and holistic health practices. The market for "new age" merchandise is becoming more widespread as the personal growth/ holistic health community grows more and more mainstream. According to a recent study completed by Natural Business Communications of Boulder and GAIAM Inc. of Broomfield, CO, a new market has been defined that serves a common customer. This market, called the Lifestyles of Health and Sustainability (LOHAS), produces more than $230 billion in U.S. sales of products and services. These consumers are interested in alternative health care, books, compact discs, spirituality, personal growth, education and environmental awareness. According to statistics gathered by New Age Journal Magazine on its readers, 96% ordered items by phone or mail and the average dollar amount spent annually on mail order is $901. Over half of the readers purchased a product and/or service advertised in New Age Journal. Due to popular demand, the well-known mail order music club, Columbia House, has just recently included a MEDITATION section in its music magazine.

     To reach a particular audience, New Paradigm has planned advertising including but not limited to the following: Advertising will be focused in holistic health magazines, internet sites, catalogs, trade shows, book stores, music stores, resorts, retreat centers, massage schools, etc. All these advertising media will inform readers how to contact and place orders with New Paradigm. Internet advertising will allow for wholesale and retail marketing worldwide. As recorded music and books garner the most revenue from internet sales, an efficient web site is a top priority of New Paradigm Productions Inc. The internet site will be an on-line catalogue of products available from New Paradigm. Besides products for sale, this site will include information on upcoming CD's available, appropriate links to other sites and credit card security. A secure website will ensure secure and authenticated electronic transactions and prevent access to credit card information provided, by anyone other than the sender and the intended recipient. The internet presents a significant opportunity for rapid, cost effective distribution of music and products across the globe. Future plans include downloading capability, which allows the consumer to purchase and receive the music immediately. Distribution of items sold will be handled on a mail order basis, using the U.S Postal Service or other delivery services. Additional distribution will be to New Age Retailers which will receive either by mail or at trade shows information on the products available from New Paradigm.

     There is absolutely no assurance that New Paradigm will be successful in this venture.

COMPETITION

     The business of producing music for personal growth and meditation is intensely competitive, with many companies and other persons who may have greater technical expertise, financial resources and marketing capabilities than New Paradigm. New Paradigm's competitive position within the industry is insignificant. New Paradigm will compete through advertising in trade publications and at trade shows to increase its name recognition, and by attempting to produce a product line of good sound quality recordings of music that is pleasing yet unique; intended specifically for personal growth and meditation and marketed to that segment. Recordings will be made in professional studios as necessary to assure professional quality recordings. There is no assurance we will be able to overcome competitive disadvantages we face as a small, start up company with limited capital. If we cannot compete effectively, regardless of the success of this offering, we will not succeed.

EMPLOYEES

     The only employee, Jody St Clair, will serve as full time Director of Operations for New Paradigm.

FACILITIES

      New Paradigm has no office facilities and does not presently anticipate the need to lease commercial office space or facilities, but for the time being uses the address of the president as the business address. New Paradigm pays rent of $334 per month for the use of approximately 400 square feet of space, including storage space to house equipment, in the president's residence, which is rented on a month to month basis. We may lease commercial office facilities at such time in the future as our operations have developed to the point where the facilities are needed, but we have no commitments or arrangements for any facilities, and there is no assurance regarding the future availability of commercial office facilities or terms on which we may be able to lease facilities in the future, nor any assurance regarding length of time the present arrangement may continue.

                        AVAILABLE INFORMATION

     We filed a registration statement on Form SB-2 with the United States Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both New Paradigm and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

     As of the date of this prospectus, we became subject to the information requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission. These materials will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of the material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains an Internet Web site located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file reports electronically with the Commission. The site is accessible by the public through any Internet access service provider.

     Copies of our annual, quarterly and other reports filed with the Commission, starting with the quarterly report for the first quarter ended after the date of this prospectus, due 45 days after the end of the quarter, will also be available upon request, without charge, by writing New Paradigm Productions, Inc., 1393 Luckspring Drive, Salt Lake City, Utah 84016.

                              MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table shows directors, executive officers and other significant employees, their ages, and all offices and positions with New Paradigm. Each director is elected for a period of one year and serves until his successor is duly elected by the stockholders and qualifies. There are no other arrangements or understandings regarding the length of time a director is to serve in that capacity. Officers and other employees serve at the will of the board of directors.

                         Term Served As   Positions
Name of Director  Age    Director/Officer With Company

Jody St. Clair     37    Since inception  President, Secretary-Treasurer
                                          & Director


     This individual serves as the sole officer and director. A brief description of her positions, duties, background and business experience follows:

     Jody St. Clair serves as President, Secretary/Treasurer and Director of New Paradigm. Ms. St. Clair has been an entrepreneur for 17 years. She has conducted meditation workshops and retreats since 1991, has studied the various forms of meditation for 15 years and has been a musician for 24 years. Ms. St. Clair has experience in retail sales of new age products. She was sole proprietor of Moonshadow Creations, begun in 1992 to sell new age products and services. As President of Desert Native Designs, Inc. from 1994 to 1997, she was involved in making and selling drums, rattles and other products made to look similar to native artifacts or native designs of similar products, and gained experience marketing in the new age industry. From 1997 to the present, she has been teaching meditation in workshops and private counseling sessions.

She will use her knowledge of meditation practices and contacts with qualified musicians, technicians and artists to produce meditation music, tapes and compact discs.

EXECUTIVE COMPENSATION

     New Paradigm has not paid any compensation to its executive officer and director during its most recent fiscal year. Management is entitled to reimbursement of any out of pocket expenses reasonably and actually incurred on our behalf. We have no written employment agreement with nor key man life insurance on management, but Ms. St. Clair is being compensated with a salary of two thousand dollars per month for her service. This salary commenced March 17, 2000 and may be reviewed after six months of service. There is no assurance regarding the length of time that this arrangement may continue, nor any assurance that the services of the officer will continue to be available for any specified length of time.

                        PRINCIPAL SHAREHOLDERS

     The following table contains stock ownership information about officers or directors, and other stockholders who we know to be beneficial owners of more that 5% of our stock. A beneficial owner of stock is any person who has or shares the power to decide how to vote or whether to dispose of the stock. The amounts shown include all shares these persons may be considered to beneficially own regardless of the form of ownership.

                           Title of   Amount & Nature of % of
Name and Address            Class     Beneficial OwnershipClass
Jody St. Clair             Common      150,000 shares    15%
1393 Luckspring Drive
SLC, Utah 84016

Lynn Dixon                 Common      482,000 shares    48.2%
311 S State, #460
SLC, UT 84111

Melissa Epperson           Common       98,000 shares    9.8%
1533 S 1220 W
Woods Cross, UT 84087

Thomas G. Kimble           Common       98,000 shares(1) 9.8%
311 S State, #440
SLC, UT 84111

Dorothy Bechtel            Common       95,000 shares(2) 9.5%
717 Pine Creek Lane
Naples, FL 34108

                                    15

All officers and           Common      150,000 shares    15%
directors
as a group (1 person)

(1) Owned of record by Devonshire Partners, a limited liability company solely owned by Mr. Kimble.


                         CERTAIN TRANSACTIONS

     In connection with the organization of New Paradigm, the initial shareholders named above contributed $5,000 cash to initially capitalize it in exchange for 900,000 shares of Common Stock. On January 1, 2000, New Paradigm commenced an offering in reliance upon Rule 506 of Regulation D, promulgated by the U.S. Securities & Exchange Commission under the Securities Act of 1933. 100,000 shares of common stock were sold at $.35 per share to about 50 accredited investors, including shareholders named above. The offering closed in March, 2000, and raised gross proceeds of $35,000. This increased the total issued and outstanding common stock to 1,000,000 shares.

     New Paradigm has entered and it is contemplated that it may enter into certain transactions with management which, even though they may involve conflicts of interest in that they are not arms' length transactions, are believed to be comparable to what New Paradigm could negotiate in arms' length transactions. These transactions include the following:

     New Paradigm presently has no office facilities but uses as its principal place of business the home office facilities of Ms. St. Clair, until business operations may require more extensive facilities and New Paradigm has the financial ability to rent commercial space. There is presently no formal written agreement for the use of such facilities, and no assurance that such facilities will be available to New Paradigm on such a basis for any specific length of time. New Paradigm will pay rent of $334 per month for the use of such facilities, and will pay for or reimburse Ms. St. Clair for any additional out of pocket costs incurred.

     New Paradigm has no formal written employment agreement or other contracts with its President, but agreed to pay compensation of $2,000 per month beginning March 17, 2000. There is no assurance that the services and facilities to be provided by Ms. St. Clair will be available for any specific length of time in the future. It is anticipated that the present arrangement for compensation will continue for the foreseeable future. The terms of any formal written employment agreement with Ms. St. Clair would be determined if and when such arrangements are entered into.

CONFLICTS OF INTEREST

     Other than as described in this prospectus we do not expect to have significant further dealings with affiliates. However, if there are dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently none of the officers and directors have any transactions which they contemplate entering into with New Paradigm, aside from the matters described in this prospectus.

     Management will attempt to resolve any conflicts of interest that may arise in favor of New Paradigm. Failure to do so could result in fiduciary liability to management.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors and officers for breach of fiduciary duty to certain specified circumstances, namely, acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful stock purchases, redemptions or payment of dividends. Our articles limit liability of officers and directors to the full extent permitted by Nevada law. With these exceptions, this eliminates personal liability of a director or officer, to New Paradigm or its shareholders, for monetary damages for breach of fiduciary duty. Therefore a director or officer cannot be held liable for damages to New Paradigm or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director or officer. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he defends himself successfully. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation.

     This will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and requires us to indemnify officers and directors to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons under these provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is unenforceable.

                      DESCRIPTION OF SECURITIES

COMMON STOCK

     We are authorized to issue 24,000,000 shares of  common stock.
1,000,000 shares of common stock are presently outstanding. 100,000 shares are reserved from authorized but unissued shares for issuance of shares in this offering. The common stock to be issued on completion of the offering will be, when issued according to the terms of the offering, fully paid and non-assessable.

     The holders of common stock, including the shares issued in this offering, are entitled to equal dividends and distributions, per share, on the common stock when, as and if declared by the board of directors from funds legally available for that. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities nor are any common shares subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote on the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the board of directors.

     Issuance of additional common stock in the future will reduce your proportionate ownership and voting power. Directors can issue additional common stock, without shareholder approval to the extent authorized. We are authorized to issue 24,000,000 shares of common stock. 1,000,000 shares of common stock are presently outstanding.

PREFERRED STOCK

     We are also authorized to issue 1,000,000 shares of preferred stock . Under our articles of incorporation, the board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The board of directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Nevada Secretary of State, or copies may be obtained from New Paradigm. The board of directors has not designated any series or issued any shares of preferred stock.

     The ability of directors, without stockholder approval, to issue additional shares of preferred stock could be used as anti-takeover measures. Anti-takeover measures may result in you receiving less for your stock than you otherwise might. The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

                   SHARES ELIGIBLE FOR FUTURE SALE

     All 1,000,000 shares of common stock currently outstanding are "restricted securities," as defined under Rule 144 promulgated under the Securities Act of 1933, in that the shares were issued and sold without registration, in private transactions not involving a public offering, and/or are securities held by affiliates. Although restricted and affiliate securities are not presently tradeable in any public market which may develop for the common stock, the securities may in the future be publicly sold into any market that should develop, according to the provisions of Rule 144. In addition, except for shares, if any, acquired and held by an "affiliate" of New Paradigm, the 100,000 shares of common stock in this offering will also be freely tradeable immediately upon issuance. Sales of substantial amounts of this common stock in any public market could depress the market price of the common stock. For purposes of Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the issuer.

     In general, under Rule 144 as currently in effect, a person or group of persons whose shares are aggregated, including affiliates of an issuer, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the stock becomes quoted on NASDAQ or a stock exchange, the reported average weekly trading volume during the four calendar weeks preceding the sale; provided, that at least one year has elapsed since the restricted securities being sold were acquired from the issuer or any affiliate of the issuer, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the issuer or an affiliate of the issuer, a person who has not been an affiliate of the issuer for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount.

                         PLAN OF DISTRIBUTION

     New Paradigm is offering up to 100,000 shares of its $.001 par value common stock on a "best efforts, 50,000 shares minimum, 100,000 shares maximum" basis, at an offering price of $1.00 per share. The offering will be managed without an underwriter, and the shares offered and sold without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. Shares will be offered and sold by the officer of New Paradigm, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of New Paradigm in connection with such activities. We will pay the costs of preparing, mailing and distributing this prospectus.

     There is no assurance that all or any of the shares will be sold.  If
New Paradigm fails to receive subscriptions for a minimum of 50,000 shares within 120 days from the date of this prospectus (or 150 days if extended by New Paradigm to complete the entire offering or sell at least the minimum amount), the offering will be terminated and any subscription payments received will be promptly refunded to subscribers, without deduction or any interest. If subscriptions for at least the minimum amount are received within that period, funds will not be returned to investors and New Paradigm may continue the offering until the period expires or subscriptions for all 100,000 shares have been received, whichever occurs first. Current shareholders may purchase shares in the offering. No limits have been imposed in this regard, but no one, including affiliates, has made any commitment, nor indicated they intend, to purchase shares in the offering. Any purchases by affiliates will be made for investment purposes only and not for resale, and may be made in order to reach the minimum offering amount.

     All subscription payments should be made payable to Brighton Bank as Escrow Agent for New Paradigm. We will mail or otherwise forward all subscription payments received, by noon of the next business day following receipt, to Brighton Bank at 311 South State Street, Salt Lake City, Utah 84111 for deposit into the escrow account being maintained by Brighton Bank as escrow agent for New Paradigm, pending receipt of subscriptions for at least a minimum of 50,000 shares or expiration of the offering period, whichever occurs first. Subscription payments will only be disbursed from the escrow account to New Paradigm if at least 50,000 shares are sold, or if not sold, for the purpose of refunding subscription payments to the subscribers. Subscribers will have no right to return or use of their funds during the offering period, which may last up to 150 days. Subscribers will be notified by mail if the offering is extended beyond 120 days.

     Changes in the material terms of the offering after the date of this prospectus would terminate the original offer. Subscribers would then be entitled to a refund. Material changes include:
bullet extension of the offering beyond the period specified in the prospectus bullet change in the offering price bullet change in the minimum purchase required of investors bullet change in the amount of proceeds needed to release funds in escrow, and bullet change in the application of proceeds.

     Because New Paradigm has not engaged the services of an Underwriter with respect to this offering, the independent due diligence review of New Paradigm, its affairs and financial condition, which would ordinarily be performed by an underwriter and its legal counsel, has not been performed with respect to New Paradigm and investors will not have the benefit of an underwriter's independent due diligence review.

     There has been no public market for the common stock prior to this offering. The common stock will not be listed on an exchange or quoted on the NASDAQ system upon completion of this offering and there can be no assurance any market will develop for the securities or if a market does develop, that it will continue. There can also be no assurance as to the depth or liquidity of any market for common stock or the prices at which holders may be able to sell the securities. As a result, an investment in the common stock may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell. In the event a public market does develop for the common stock, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of New Paradigm and other factors such as investor perceptions of New Paradigm, supply and demand, interest rates, general economic conditions and those specific to the industry, international political conditions, developments with regard to New Paradigm's activities, future financial condition and management.

     It is presently estimated that subscription payments received will be refunded to subscribers, or certificates for the shares of common stock will be available for delivery in Salt Lake City, Utah, at the close of business on or before the tenth business day after the offering is terminated, if all required documents and funds have been received. The escrow agreement specifies 10 business days after the offering is terminated to allow for clearance of funds deposited in escrow.

                            LEGAL MATTERS

     Management knows of no material litigation that is pending or threatened against New Paradigm. The validity of the issuance of the shares offered in this offering will be passed upon by Thomas G. Kimble & Associates, Salt Lake City, Utah.

                               EXPERTS

     The financial statements for the year ended December 31, 1999 which are included in this prospectus have been examined by Pritchett, Siler & Hardy, P.C., independent certified public accountants, as indicated in their report, and are included in this prospectus in reliance on the report given upon the authority of that firm as experts in accounting and auditing.

                 NEW PARADIGM PRODUCTIONS, INC.

            UNAUDITED CONDENSED FINANCIAL STATEMENTS

                          JUNE 30, 2000

                 NEW PARADIGM PRODUCTIONS, INC.




                            CONTENTS

                                                          PAGE



          Unaudited Condensed Balance Sheets,
           June 30, 2000 and December 31, 1999              1


          Unaudited Condensed Statements of Operations,
           For the six months ended June 30, 2000 and
           from inception on October 1, 1999 through
           June 30, 2000                                    2


          Unaudited Condensed Statements of Cash Flows,
           for the six months ended June 30, 2000 and
           from inception on October 1, 1999 through
           June 30, 2000                                    3


          Notes to Unaudited Condensed Financial
           Statements                                   4 - 7

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

               UNAUDITED CONDENSED BALANCE SHEETS


                             ASSETS

                                           June 30,   December 31,
                                             2000         1999
                                         ___________  ___________
CURRENT ASSETS:
  Cash                                   $     8,933  $     2,347
  Prepaid expense                              3,056            -
                                         ___________  ___________
        Total Current Assets                  11,989        2,347

EQUIPMENT, net                                 1,865            -

OTHER ASSETS:
  Deferred stock offering costs                5,000            -
                                         ___________  ___________
                                         $   18,854   $     2,347
                                         ___________  ___________


              LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accrued liabilities                     $      870   $        -
  Payroll tax payable                          1,310            -
                                         ___________  ___________
        Total Current Liabilities              2,180            -
                                         ___________  ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                -            -
  Common stock, $.001 par value,
   24,000,000 shares authorized,
   1,000,000 and 900,000 shares
   issued and outstanding                      1,000          900
  Capital in excess of par value              39,000        4,100
  Deficit accumulated during the
    development stage                        (23,326)      (2,653)
                                         ___________  ___________
        Total Stockholders' Equity            16,674        2,347
                                         ___________  ___________
                                         $   18,854   $     2,347
                                         ___________  ___________

Note: The Balance Sheet of December 31, 1999, was taken from the audited financial statements at that date and condensed.

 The accompanying notes are an integral part of these unaudited condensed financial statements.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]


          UNAUDITED CONDENSED STATEMENTS OF OPERATIONS


                                                    From Inception
                                     For the Six     on October 1,
                                     Months Ended    1999 Through
                                       June 30,        June 30,
                                         2000           2000
                                    ____________    ___________

REVENUE                             $          -    $         -

EXPENSES:
  General and Administrative              20,673         23,326
                                    ____________    ___________
LOSS BEFORE INCOME TAXES                 (20,673)       (23,326)

CURRENT TAX EXPENSE                            -              -

DEFERRED TAX EXPENSE                           -              -
                                    ____________    ___________

NET LOSS                            $    (20,673)   $   (23,326)
                                    ____________    ___________

LOSS PER COMMON SHARE               $       (.02)   $      (.03)
                                    ____________    ___________





















 The accompanying notes are an integral part of these unaudited condensed financial statements.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

          UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS




                                                    From Inception
                                     For the Six     on October 1,
                                     Months Ended    1999 Through
                                       June 30,        June 30,
                                         2000           2000
                                    ____________    ___________
Cash Flows From Operating Activities:
 Net loss                           $    (20,673)   $   (23,326)
 Adjustments to reconcile net loss to
   net cash used by operating activities:
  Depreciation expense                        48             48
  Changes is assets and liabilities:
    (Increase) in prepaid expneses        (3,056)        (3,056)
    Increase in accrued liabilities          870            870
    Increase in payroll tax payable        1,310          1,310
                                    ____________    ___________
     Net Cash (Used) by Operating
      Activities                         (21,501)       (24,154)
                                    ____________    ___________
Cash Flows From Investing Activities:
 Purchase of equipment                    (1,913)        (1,913)
                                    ____________    ___________
     Net Cash (Used) by Investing
      Activities                          (1,913)        (1,913)
                                    ____________    ___________
Cash Flows From Financing Activities:

 Proceeds from issuance of common
  stock                                   35,000         40,000
 Stock offering costs                     (5,000)        (5,000)
                                    ____________    ___________
     Net Cash Provided by Financing
      Activities                          30,000         35,000
                                    ____________    ___________
Net Increase in Cash                       6,586          8,933

Cash at Beginning of Period                2,347              -
                                    ____________    ___________
Cash at End of Period               $      8,933    $     8,933
                                    ____________    ___________

Supplemental Disclosures of Cash Flow Information:

 Cash paid during the period for:
   Interest                         $          -    $         -
   Income taxes                     $          -    $         -

Supplemental Schedule of Noncash Investing and Financing
Activities:

  For the period ended June 30, 2000:
     None

 The accompanying notes are an integral part of these unaudited condensed financial statements.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - New Paradigm Productions, Inc. (the Company) was organized under the laws of the State of Nevada on October 1, 1999. The Company plans to manufacture and sell products related to self improvement and meditation. The Company has not yet generated revenues from its planned principal operations and is considered a development stage company as defined in the
  Statement of Financial Accounting Standards (SFAS) No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2000 and for the periods then ended have been made.

  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1999 audited financial statements. The results of operations for the periods ended June 30, 2000 are not necessarily indicative of the operating results for the full year.

  Organization Costs - The Company expensed organization costs of $885, which reflect amounts expended to organize the Company.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earning Per Share" [See Note 7].

  Cash and Cash Equivalents - For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities.", SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 132, 133, 134, 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

  Advertising Costs - The Company expensed $1,441 and $0 for the period ended June 30, 2000 and year ended December 31, 1999, respectively.

NOTE 2 - EQUIPMENT

  The Company utilizes straight-line depreciation over a five year period.

                                            June 30,   December 31,
                                              2000         1999
                                          __________   __________
         Computer equipment               $    1,913   $        -
                                          __________   __________
                                               1,913            -

         Less:  Accumulated Depreciation          48            -
                                          __________   __________
            Net Equipment                 $    1,865   $        -
                                          __________   __________

  Depreciation expense for the period ended June 30, 2000 and year ended December 31, 1999 was $48 and $0, respectively.

NOTE 3 - CAPITAL STOCK

  Common Stock - During October 1999, in connection with its organization, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $5,000 (or $.0056 per share).

  During January and February 2000, the Company raised $35,000 through the sale of 100,000 shares of its previously authorized, but unissued common stock in a private placement ($.35 per share).

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the board of Directors. No shares are issued and outstanding at June 30, 2000.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


NOTE 4 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At June 30, 2000, the Company has available unused operating loss carryforwards of approximately $23,300, which may be applied against future taxable income and which expire in 2019.

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $8,100 as of June 30, 2000, with an offsetting valuation allowance at June 30, 2000 of the same amount resulting in a change in the valuation allowance of approximately $7,500 for the six months ended June 30, 2000.

NOTE 5 - RELATED PARTY TRANSACTIONS

  Office Space - The Company has not previously had a need to rent office space. An officer/shareholder of the Company has allowed the Company to use her home as a mailing address, as needed, at no expense to the Company. However, the Company has agreed to pay rent of $334 per month, to an officer of the Company, beginning on March 16, 2000. The Company expensed $1,170 and $0 for the period ended June 30, 2000 and year ended December 31, 1999, respectively.

  Management Compensation - The Company has entered in to an agreement with an officer to pay compensation of $2,000 per month beginning on March 17, 2000.

NOTE 6 - GOING CONCERN

  The Company was formed with a very specific business plan. However, the possibility exists that the Company could expend virtually all of its working capital in a relatively short time period and may not be successful in establishing on-going profitable operations.

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.
  However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

        NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS


NOTE 7 - LOSS PER SHARE

  The following data show the amounts used in computing loss per share for the periods ended June 30, 2000:

                                                       From Inception
                                          For the Six   on October 1,
                                          Months Ended  1999 Through
                                            June 30,      June 30,
                                              2000          2000
                                          __________     __________
    Loss from continuing operations
    available to common shareholders
    (numerator)                           $  (20,673)    $  (23,326)
                                          __________     __________
    Weighted average number of
    common shares outstanding used
    in loss per share for the period
    (denominator)                            950,000        933,333
                                          __________     __________
NOTE 8 - SUBSEQUENT EVENTS

  Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of up to 100,000 shares of its previously authorized but unissued common stock. The Company plans to file a registration statement on Form SB-2 with the United States Securities and Exchange Commission in accordance with the Securities Act of 1933 as amended. An offering price of $1.00 per share has arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The shares will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The Company has incurred stock offering costs totaling $5,000 as of June 30, 2000, but any such costs will be deferred and netted against the proceeds of the proposed public stock offering.

                                `











                 NEW PARADIGM PRODUCTIONS, INC.

                      FINANCIAL STATEMENTS

                        DECEMBER 31, 1999

                 NEW PARADIGM PRODUCTIONS, INC.




                            CONTENTS

                                                          PAGE

        -  Independent Auditors' Report                      1


        -  Balance Sheet, December 31, 1999                  2


        -  Statement of Operations, from inception on
            October 1, 1999 through December 31, 1999        3


        -  Statement of Stockholders' Equity, from
            inception on October 1, 1999 through
            December 31, 1999                                4


        -  Statement of Cash Flows, from inception on
            October 1, 1999 through December 31, 1999        5


        -  Notes to Financial Statements                 6 - 8

                  INDEPENDENT AUDITORS' REPORT



Board of Directors
NEW PARADIGM PRODUCTIONS, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of New Paradigm Productions, Inc. [a development stage company] at December 31, 1999, and the related statements of operations, stockholders' equity and cash flows from inception on October 1, 1999 through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of New Paradigm Productions, Inc. as of December 31, 1999, and the results of its operations and its cash flows from inception on October 1, 1999 through December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 5 to the financial statements, the Company was only recently formed, has incurred losses since inception and has not yet established profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/S/ Pritchett, Siler & Hardy, P.C.


PRITCHETT, SILER & HARDY, P.C.

February 29, 2000
Salt Lake City, Utah

                  NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

                          BALANCE SHEET

                             ASSETS


                                                      December 31,
                                                          1999
                                                      ___________
CURRENT ASSETS:
  Cash in bank                                          $   2,347
                                                      ___________
        Total Current Assets                            $   2,347
                                                     ____________


              LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                      $       -
                                                      ___________
        Total Current Liabilities                               -
                                                      ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
        1,000,000 shares authorized,
        no shares issued and outstanding                        -
  Common stock, $.001 par value,
   24,000,000 shares authorized,
   900,000 shares issued and
   outstanding                                                900
  Capital in excess of par value                            4,100
  Deficit accumulated during the
    development stage                                     (2,653)
                                                      ___________
        Total Stockholders' Equity                          2,347
                                                      ___________
                                                        $   2,347
                                                     ____________











  The accompanying notes are an integral part of this financial statement.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

                     STATEMENT OF OPERATIONS



                                                   From Inception
                                                   on October 1,
                                                    1999 Through
                                                    December 31,
                                                        1999
                                                    _____________

REVENUE                                              $          -

EXPENSES:
  General and Administrative                                2,653
                                                    _____________

LOSS BEFORE INCOME TAXES                                  (2,653)

CURRENT TAX EXPENSE                                             -

DEFERRED TAX EXPENSE                                            -
                                                    _____________

NET LOSS                                             $    (2,653)
                                                   ______________

LOSS PER COMMON SHARE                                $       (.00)
                                                   ______________



















  The accompanying notes are an integral part of this financial statement.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

                STATEMENT OF STOCKHOLDERS' EQUITY

          FROM THE DATE OF INCEPTION ON OCTOBER 1, 1999

                    THROUGH DECEMBER 31, 1999


                                                                Deficit
                                                      Capital   Accumulated
                      Preferred Stock  Common Stock   in Excess During
                       ______________  ______________  of Par   Development
                       Shares  Amount  Shares  Amount  Value    Stage
                       ______  ______  ______  ______  ______  ________

BALANCE, October 1, 1999    - $     -       -  $   -   $    -  $     -

Issuance of 900,000
 shares common stock
 for cash, October 1,
 1999 at $.0056
 per share                  -       - 900,000    900    4,100        -

Net loss for the period
ended December 31, 1999     -       -       -      -        -    (2,653)
                       ______  ______  ______  ______  ______  ________

BALANCE,December 31, 1999   -   $  -  900,000  $ 900   $4,100  $ (2,653)
                       ______  ______  ______  ______  ______  ________


































  The accompanying notes are an integral part of this financial statement.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

                     STATEMENT OF CASH FLOWS

                                                     From Inception
                                                     on October 1,
                                                      1999 Through
                                                      December 31,
                                                          1999
                                                     ____________
Cash Flows From Operating Activities:
  Net loss                                           $     (2,653)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
     Change in assets and liabilities:
       Increase in accounts payable                             -
                                                     ____________
          Net Cash (Used) by Operating Activities          (2,653)
                                                     ____________
Cash Flows From Investing Activities                            -
                                                     ____________
Cash Flows From Financing Activities:
  Proceeds from common stock issuance                       5,000
                                                     ____________
          Net Cash Provided by Financing Activities         5,000
                                                     ____________
Net Increase in Cash                                        2,347

Cash at Beginning of Period                                     -
                                                     ____________
Cash at End of Period                                $      2,347
                                                     ____________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                                         $          -
    Income taxes                                     $          -

Supplemental Schedule of Noncash Investing and
 Financing Activities:
  For the period ended December 31, 1999:
     None














  The accompanying notes are an integral part of this financial statement.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - New Paradigm Productions, Inc. (the Company) was organized under the laws of the State of Nevada on October 1, 1999. The Company plans to manufacture and sell products related to self improvement and meditation. The Company has not yet generated revenues from its planned principle operations and is considered a development stage company as defined in the
  Statement of Financial Accounting Standards (SFAS) No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Organization Costs - The Company expensed organization costs of $(885), which reflect amounts expended to organize the Company.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earning Per Share" [See Note 6].

  Cash and Cash Equivalents - For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities.", SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 132, 133, 134, 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

  Common Stock - During October 1999, in connection with its organization, the Company issued 900,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $5,000 (or $.0056 per share).

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the board of Directors. No shares are issued and outstanding at December 31, 1999.

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 1999, the Company has available unused operating loss carryforwards of approximately $1,700, which may be applied against future taxable income and which expire in 2019.

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $600 as of December 31, 1999, with an offsetting valuation allowance at December 31, 1999 of the same amount.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use her home as a mailing address, as needed, at no expense to the Company.

  Management   Compensation  -  The  Company  has  not   paid   any
  compensation to its officers and directors as the services provided by them to date have only been nominal.

NOTE 5 - GOING CONCERN

  The Company was formed with a very specific business plan. However, the possibility exists that the Company could expend virtually all of its working capital in a relatively short time period and may not be successful in establishing on-going profitable operations.

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.
  However, the Company was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                 NEW PARADIGM PRODUCTIONS, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOSS PER SHARE

  The following data show the amounts used in computing loss per share for the period from inception through December 31, 1999:

                                                     From Inception
                                                     on October 1,
                                                      1999 Through
                                                      December 31,
                                                          1999
                                                     ____________
         Loss from continuing operations
           available to common shareholders
           (numerator)                               $    (2,653)
                                                     ____________
         Weighted average number of
           common shares outstanding
           used in the computation loss per
           share for the period (denominator)            900,000
                                                     ____________

NOTE 7 - SUBSEQUENT EVENT

  Private Placement of Common Stock - During January and February 2000, the Company raised $35,000 through the sale of 100,000 shares of its previously authorized, but unissued common stock in a private placement ($.35 per share).

  Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of up to 100,000 shares of its previously authorized but unissued common stock. The Company plans to file a registration statement on Form SB-2 with the United States Securities and Exchange Commission in accordance with the Securities Act of 1933 as amended. An offering price of $1.00 per share has arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The shares will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering.

No dealer, salesman or other person is
authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offer made in this offering. If given or made, the information or representations must not be relied upon as having been authorized by New Paradigm. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered in this offering, in any jurisdiction or to any person to whom it is unlawful to make the offer or solicitation in the jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of New Paradigm since the date of this prospectus.


Until  [90 days after the date of this
prospectus],  all dealers that effect
transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.











                  New Paradigm Productions, Inc.



                          100,000 shares








                          Common stock






                            PROSPECTUS





                                        , 2000

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount

SEC registration fee                                         $   26.40
Blue sky fees and expenses                                      500.00
Printing and shipping expenses                                  500.00
Legal fees and expenses                                      10,500.00
Accounting fees and expenses                                  2,500.00
Transfer and Miscellaneous expenses                             973.60
                                                     -----------------
       Total                                               $ 15,000.00

*  All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with its organization, the founders of New Paradigm contributed $5,000 cash to initially capitalize it in exchange for 900,000 shares of Common Stock. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

     On January 1, 2000, New Paradigm commenced an offering in reliance upon Rule 506 of Regulation D, promulgated by the U.S. Securities & Exchange Commission under the Securities Act of 1933. 100,000 shares of common stock were offered and sold at $.35 per share. The purchasers were 50 accredited investors who had complete access to inquire of management and/or obtain information about the company. The offering closed in March, 2000, and raised gross proceeds of $35,000. These transactions were not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, and Rule 506 of Regulation D promulgated thereunder. Form D was filed with the Securities and Exchange Commission.

ITEM 27.  EXHIBITS INDEX

SEC No.   Document                                                Exhibit No.

3         Articles of Incorporation                                3.1*

3         By-Laws                                                  3.2*

4         Common Stock Specimen Certificate                        4.1*

5,24      Opinion & Consent of Counsel                      5.1 & 24.1*

10        Escrow Agreement                                        10.1

23        Consent of Accountants                                  23.1

27        Financial Data Schedules                                  27*

*         Previously filed

ITEM 28.  UNDERTAKINGS

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Include any additional or changed material information on the plan of distribution; and

(iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on October 16, 2000.

NEW PARADIGM PRODUCTIONS, INC.

By: /s/ Jody St Clair
     Jody St Clair, President (Chief Executive/Financial Officer)


KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas G. Kimble or Van L. Butler, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature: /s/ Jody St Clair                        Date: October 16, 2000
             Jody St Clair, Director